UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

March 20, 2007

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-32208	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 Union Blvd, Suite 540, Lakewood, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 9, 2007, VCG Holding Corp., a Colorado corporation (the “Company”) signed an agreement to purchase the general partnership interest and a majority of the limited partnership interests in MRC, LP. (MRC). The liquor license was approved on March 20, 2007 and VCG completed the transaction as March 20, 2007 to be effective March 31, 2007. The terms of the agreement include the purchase of the general partnership interest (1%) from Illinois Acquisitions, Inc. (IAI) for 50,000 shares of restricted common stock. IAI is wholly owned by VCG’s CEO and Chairman Troy H. Lowrie. VCG purchased a 99.0% limited partnership interest for $3,200,000 from Lowrie Management LLLP (controlled by Mr. Lowrie) in the form of a promissory note to be amortized over ten years at 8.5% interest and secured by the general and limited partnership interests in MRC. The Company’s Board of Directors and the Audit Committee thereof have reviewed and approved the terms and conditions of the foregoing transaction. A copy of the Purchase Agreement with Lowrie Management LLLP is filed as Exhibit 10.41 and a copy of the promissory note filed as Exhibit 10.42 incorporated herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

On March 1, 2007, Chicago Title Land Trust #1083191, a Illinois land trust (the “Landlord”) and Cardinal Management, MRC, LP, entered into a twenty year lease agreement for certain premises, including land, in Sauget, Illinois for the purposes of operation of a restaurant and adult cabaret (the “Lease”). The Landlord is an unrelated third party. The Landlord will lease the premises to the Buyer in consideration for twenty-four percent of gross sales per annum with a minimum rent of $240,000 per year over the life of the lease. The Lease contains other terms and provisions which are customary for the agreement of this nature. The Company’s Board of Directors and the Audit Committee thereof have reviewed and approved the terms and conditions of the foregoing transaction.

The foregoing is a summary description of the terms of the Lease and by its nature is incomplete. It is qualified in the entirety by the text of the Lease, a copy of which is filed as Exhibit 10.43 to this Current Report on Form 8-K. All readers are encouraged to read the entire text of the Lease attached hereto.

Section 8. Other Events

Item 8.01	Other Events

On February 9, 2007, the Company issued a press release announcing the entering into the purchase transaction. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under this Item shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after March 31, 2007.

(b)	Pro forma financial information.

In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under Item 1 shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after March 31, 2007.

(d)	Exhibit No.	Exhibit Title.

	Exhibit 10.41	Purchase Agreement dated February 9, 2007
	Exhibit 10.42	Promissory Note
	Exhibit 10.43	Lease Agreement dated March 1, 2007
	Exhibit 99.1	Press Release dated February 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: March 21, 2007	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer